SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 6, 2006

Communication Intelligence Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of Principal Executive Offices)
(Zip Code)

(650) 802-7888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

SECTION 4         MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01.      Changes in the Registrant’s Certifying Accountant

On September 6, 2006, the Company’s Audit Committee terminated the Company’s relationship with its former principal accountant, Stonefield Josephson, Inc. (“Stonefield”) of San Francisco, California and engaged GHP Horwath, P.C. (“GHP”) of Denver, Colorado, as its principal accountants.

During the fiscal year ended December 31, 2005 and the subsequent interim periods until the change, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield, would have caused Stonefield to make reference in connection with its report to the subject matter of the disagreement, and Stonefield has not advised the Company of any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The accountant’s report of Stonefield as of and for the year ended December 31, 2005, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report contained a “going concern” modification.

During the year ended December 31, 2005, and through September 6, 2006, the Company did not consult with GHP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has provided Stonefield with a copy of this Current Report on Form 8-K prior to its filing with the SEC and has requested Stonefield to furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the aspects with which it does not agree. A copy of that letter will be filed as an amendment to this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006	Communication Intelligence Corporation

	By:	/s/ Frank Dane
Frank Dane
Chief Financial and Legal Officer